Exhibit 99.1
For Immediate Release
Constant Contact Names Daniel Nye to Board of Directors
Former LinkedIn CEO brings social media and high-growth company expertise
WALTHAM, MA. — April 1, 2009 — Constant Contact®, Inc. (NasdaqGM: CTCT), a leading provider of email marketing and online surveys for small businesses and organizations, today announced the appointment of Daniel Nye to its board of directors. Nye brings a strong operating background in the small business market segment to the board, as well as expertise in web services, social networking, and the internationalization of small business products and services.
Nye previously served as the chief executive officer and a member of the board of directors of LinkedIn Corporation. During his tenure, he led LinkedIn through a period of extraordinary growth, transforming it into a high profile enterprise. Prior to that, Nye was the executive vice president and general manager of Advent Software. At Advent, Nye was a member of the executive team that completed a successful turnaround of the company, restoring double digit annual revenue growth, broadening the product line, and improving customer relationships. Prior to Advent Software, Nye served as vice president and general manager of Intuit’s Small Business Division and vice president of its International Division. In these roles, he managed the QuickBooks business, a number of online products and Intuit’s businesses outside the United States.
“As the leading provider of email marketing and online survey tools for small businesses and organizations, Constant Contact is always looking for new opportunities to provide additional value to our customers,” said Gail Goodman, CEO of Constant Contact. “Dan Nye understands high-growth businesses and how new technologies, such as social media, can further a company’s efforts to extend its leadership and deliver even more effective products to its customers.”
“Constant Contact’s customer focus is a cornerstone of its success,” said Nye. “The company has successfully integrated the needs of its customers into its business model, and I look forward to lending my experience to Constant Contact’s continued growth and industry leadership.”
Nye holds a Bachelors of Arts degree from Hamilton College and a Master of Business Administration degree from Harvard Business School. He is currently a member of the Hamilton College Board of Trustees.
Nye replaces Patrick Gallagher, who resigned his board seat to concentrate on his firm’s venture investments.

About Constant Contact Inc.
Launched in 1998, Constant Contact is a leading provider of email marketing and online survey solutions for small businesses, nonprofits, and associations. To learn more, please visit www.constantcontact.com or call 781-472-8100.
Constant Contact and the Constant Contact logo are registered trademarks of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms, and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers; the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations; general economic conditions and economic conditions specifically affecting the markets in which the Company operates; adverse regulatory or legal developments; the Company’s ability to continue to promote and maintain its brand in a cost-effective manner; the Company’s ability to compete effectively; the continued growth and acceptance of email as a communications tool; the Company’s ability to develop and successfully introduce new products or enhancements to existing products; the Company’s ability to manage growth; the Company’s ability to attract and retain key personnel; the Company’s ability to protect its intellectual property and other proprietary rights; and other risks detailed in Constant Contact’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities Exchange Commission (“SEC”) on March 12, 2009, as well as other documents that may be filed by the Company from time to time with the SEC. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Constant Contact
Christopher Nahil, 781-472-8134
cnahil@constantcontact.com
or
Investor Contact:
Constant Contact
Jeremiah Sisitsky, 339-222-5740
jsisitsky@constantcontact.com